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                                                                    Exhibit 3.55

STATE OF NEW YORK   }
                    } SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAY 28, 2002

[SEAL]


                                               /s/ [ILLEGIBLE]

                                               SPECIAL DEPUTY SECRETARY OF STATE

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                          CERTIFICATE OF INCORPORATION

                                       OF                          F901005000273

                         HIRAM HOLLOW REGENERATION CORP.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify:

     FIRST:     The name of the proposed corporation shall be:

                         HIRAM HOLLOW REGENERATION CORP.

     SECOND:    The purpose for which it is to be formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

     THIRD:     The office of the corporation is to be located in the Town of
Moreau, County of Saratoga and State of New York.

     FOURTH:    The total number of shares that may be issued by the corporation is two hundred (200) shares of common stock, all of which shall be without par value.

     FIFTH:     The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served.

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The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is:

     Peter M. Barden
     150 Washburn Road
     Gansevoort, NY 12831

     IN WITNESS WHEREOF, I have made, signed and acknowledged this Certificate this 28th day of September, 1990.

                                                  /s/ Peter M. Barden
                                                  ------------------------------
                                                  PETER M. BARDEN - Incorporator
                                                  Address of Incorporator:
                                                  150 Washburn Road
                                                  Gansevoort, NY 12831


STATE OF NEW YORK  )
                   )SS.:
COUNTY OF WARREN   )

     On this 28th day of September, 1990, before me, the subscriber, personally came

                                 PETER M. BARDEN

to me known, and known to me to be the person described in and who executed the foregoing Certificate, and he duly acknowledged to me that he executed the same.


                                                  /s/ J. David Little
                                                  ------------------------------
                                                  Notary Public

[SEAL]

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                                                                   F901005000273

[SEAL]

                                                              STATE OF NEW YORK
                                                             DEPARTMENT OF STATE
                                                              FILED OCT 05 1990
                                                               TAX $ 10.00

                                                              BY: /s/[ILLEGIBLE]
                                                                  -------------
                                                                  [ILLEGIBLE]

                          CERTIFICATE OF INCORPORATION

                                       OF

                         HIRAM HOLLOW REGENERATION CORP.


                                LITTLE & O'CONNOR
                                ATTORNEYS AT LAW
                         NINETEEN WEST NOTRE DAME STREET
                                  P.O. BOX 898
                        GLENS FALLS, NEW YORK 12801-0898

                                                                    901005000317

[SEAL]

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